                                                                      EXHIBIT 21

                              LIST OF SUBSIDIARIES

                                                                                                    PLACE OF
SUBSIDIARY                                                                                       INCORPORATION
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
CableData International, Ltd................................................................  England
CableData, Limited..........................................................................  Ontario, Canada
CableData, Inc..............................................................................  California
CableData Desktop Solutions, Inc............................................................  California
CableData Telecommunications, Inc...........................................................  Michigan
CableLease, Inc.............................................................................  California
International Billing Services, Inc.........................................................  California
RPA, Inc....................................................................................  California